EXHIBIT 99.1

For further information:
Mr. Weiguo Zhang, Synutra, Inc., 301 840 3888, wzhang@synutra.com
Ms. Delia Cannan, Taylor Rafferty, 212 889 4350, synutra@taylor-rafferty.com

Synutra Reports Financial Results for the Fourth Quarter and Fiscal Year 2009

Revenues begin to recover for China infant formula company impacted by
September 2008 melamine incident; quarterly operating and net losses narrow

June 15, 2009, Qingdao, PRC/Rockville, MD, USA -- Synutra International, Inc. (NASDAQ: SYUT, “Synutra”), a leading infant formula company in China, and a producer, marketer and seller of nutritional products for infants, children and adults, today reported financial results for its fourth quarter and fiscal year ended March 31, 2009.

Quarterly Results Reflect Impact of Melamine Contamination
Revenues for the fourth quarter ended March 31, 2009 totaled $72.7 million, down 32.8% from $108.2 million in the fourth quarter ended March 31, 2008. The decrease reflected a significant drop in sales following the September 2008 discovery that 22 Chinese formula producers’ products, including some lots of Synutra’s U-Smart products, were contaminated with melamine, a substance linked to illness and a number of deaths of infants and children in China.

Gross profit for the quarter ended March 31, 2009 was $23.0 million, down 56.0% from $52.3 million one year earlier. The decrease in gross profit was due primarily to lost sales in the aftermath of the melamine incident, including the product recall and the recall-related costs. Operating expenses for the fourth quarter totaled $47.5 million, up 65.5% from $28.7 million in the quarter ended March 31, 2008. Most of the increase came from higher advertising and promotion expenses, which increased 77.6% to $30.2 million from $17.0 million for the same period in the prior year due to campaigns to regain customer acceptance and sales after the widespread melamine contamination. General and administrative expenses went up by 85.7% to $6.5 million from $3.5 million for the same period in the prior year mainly due to recall-related expenditures.

Operating loss for the quarter ended March 31, 2009 was $19.4 million, compared to operating profit of $23.7 million in the same period of the previous year. Net loss in the quarter ended March 31, 2009 was $17.2 million, or $0.32 per fully diluted share, compared to net income of $19.3 million, or $0.36 per fully diluted share, in the fourth quarter ended March 31, 2008.

Sequential Sales Improve, Losses Narrow
On a sequential basis, revenues for the fourth quarter ended March 31, 2009 were up 310.7% from $17.7 million in the third quarter ended December 31, 2008. The increase reflects Synutra’s progress in regaining consumer confidence with robust recovery of premium products such as Super formulas, and with emphasis on safe raw material sources, including importing milk powder from Europe and New Zealand. The fourth quarter gross profit of $23.0 million followed a gross loss of $9.8 million in the third quarter. The fourth quarter operating loss of $19.4 million was 69.6% less than the loss of $63.9 million in the third quarter. The fourth quarter net loss of $17.2 million, or $0.32 per fully diluted share, was 65.1% below the third quarter net loss of $49.3 million, or $0.91 per fully diluted share.

For further information:
Mr. Weiguo Zhang, Synutra, Inc., 301 840 3888, wzhang@synutra.com
Ms. Delia Cannan, Taylor Rafferty, 212 889 4350, synutra@taylor-rafferty.com

Fiscal Year Results Show Melamine Incident as Pivotal Event

For the fiscal year ended March 31, 2009, revenue totaled $312.5 million, down 13.7% from $362.1 million in the year ended March 31, 2008. The decrease was the net result of the momentous sales growth up to mid September, 2008, when the melamine contamination story broke, and the sharp drop in sales thereafter.

Gross profit for the year ended March 31, 2009 was $53.4 million, down 71.4% from $186.5 million for the prior year. Total operating expenses in the year ended March 31, 2009 were $185.1 million, up 45.9% from $126.9 million in the year ended March 31, 2008. The drop in gross profit and the rise in operating expenses were both primarily due to the melamine incident, which sharply cut sales, incurred huge costs in the recall, and led to a substantial increase in advertising, sales and administrative costs as the Company reacted to the event and sought to regain sales.

Operating loss for the fiscal year ended March 31, 2009 was $125.9 million, compared to operating income of $61.2 million in the prior year. Net loss for the year ended March 31, 2009 was $100.6 million, or $1.86 per fully diluted share, compared to net income of $45.7 million, or $0.85 per fully diluted share, in the year ended March 31, 2008.

On the balance sheet, Synutra reported $37.7 million in cash and cash equivalents on March 31, 2009, compared to $97.4 million at end of the prior fiscal year on March 31, 2008. Synutra had a working capital deficit of $80.4 million on March 31, 2009, compared to a positive cash position of $111.2 million on March 31, 2008. Long-term liabilities on March 31, 2009 totaled $20.5 million, compared to $40.0 million at the previous fiscal year end.

Synutra’s Response to Melamine Incident
Following the government revelation in mid September, 2008 that formula products of Synutra and 21 other manufacturers had been contaminated with melamine, Synutra conducted a compulsory recall of certain lots of U-Smart products and a voluntary recall of all other products produced before September 16, 2008 at the same facilities in the Hebei and Inner Mongolia regions of China, where the Company believes the contaminated milk supplies originated. It also suspended production at its facilities in Qingdao, Hebei and Inner Mongolia for two weeks pending government and internal investigations.

The estimated cost of this action was $101.5 million for the fiscal year, including the amount for product replacement of $48.1 million in cost of sales, the write-down and write-off of affected inventory of $48.5 million in cost of sales, the contribution of $2.3 million to a compensation fund, and freight charges of $2.6 million in selling and distribution expenses, of which $4.5 million was recorded as a product recall provision on the Company’s consolidated balance sheet as of March 31, 2009.  These costs are still subject to finalization, and the Company cannot provide assurance that this will be the total cost for the recall or that the total cost will not significantly exceed these estimates.

After the melamine contamination incident, Synutra started to import milk powder from Europe and New Zealand for its Super, U-Smart, and Helanruniu or Holsteina products, as the Company wants to ensure that the best quality raw materials are used in production. Synutra was also a contributing party to the compensation fund set up by the China Dairy Industry Association to settle existing and potential claims arising in China from families of infants affected by melamine contamination.

For further information:
Mr. Weiguo Zhang, Synutra, Inc., 301 840 3888, wzhang@synutra.com
Ms. Delia Cannan, Taylor Rafferty, 212 889 4350, synutra@taylor-rafferty.com

CEO Addresses Challenges and Measures to Recover Sales and Brand Equity

Liang Zhang, Chairman and CEO of Synutra, commented, “This fiscal year was undoubtedly the most painful and difficult in our company’s history. In the weeks following the announcement of the product contamination, we took a number of steps to ensure product safety for our customers, confirming our commitment to providing consumers with the best and safest products. As the fourth quarter results show, we are making good progress in regaining consumer trust and sales in the wake of the melamine contamination incident, though we have some distance yet to go before we can return to the revenue growth trend that we were building before September 2008. We remain focused, working on the fundamentals, with the persistent goal of enhancing shareholder value for the long run. We also, following the melamine incident, face short-term financing challenges, as seen in our working capital deficit and further outlined in the Form 10-K filed today. However, the rising sales and narrowing losses demonstrated in our sequential results make us increasingly confident that we can return to profitability and financial stability by the end of the current fiscal year, which ends on March 31, 2010.”

Synutra’s Forms 10-K are available online: www.synutra.com

About Synutra International, Inc.
Synutra International, Inc. is a leading infant formula company in China. It principally produces, markets and sell its products under the “Shengyuan,” or “Synutra,” name, together with other complementary brands. It focuses on selling premium infant formula products, which are supplemented by more affordable infant formulas targeting the mass market as well as other nutritional products and ingredients. It sells its products through an extensive, nationwide sales and distribution network covering 29 provinces and provincial-level municipalities in China. As of March 31, 2009, this network comprised over 480 distributors and over 800 sub-distributors who sell Synutra products in over 65,000 retail outlets. For more information, please contact Weiguo Zhang of Synutra International, Inc. (301 840-3888; wzhang@synutra.com), Delia Cannan of Taylor Rafferty (212 889-4350; synutra@taylor-rafferty.com) or visit: www.synutra.com.

Forward-looking Statements: This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on our current expectations, assumptions, estimates and projections about Synutra International Inc. and its industry. All statements other than statements of historical fact in this release are forward-looking statements. In some cases, these forward-looking statements can be identified by words or phrases such as “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “is/are likely to,” “may,” “plan,” “should,” “will,” “aim,” “potential,” “continue,” or other similar expressions. The forward-looking statements included in this press release relate to, among others, Synutra’s goals and strategies; its future business development, financial condition and results of operations; the expected growth of the nutritional products and infant formula markets in China; market acceptance of our products; Synutra’s expectations regarding demand for its products; Synutra’s ability to stay abreast of market trends and technological advances; competition in the infant formula industry in China; PRC governmental policies and regulations relating to the nutritional products and infant formula industries, and general economic and business conditions in China.  These forward-looking statements involve various risks and uncertainties. Although Synutra believes that the expectations expressed in these forward-looking statements are reasonable, these expectations may turn out to be incorrect. Synutra’s actual results could be materially different from the expectations. Important risks and factors that could cause actual results to be materially different from expectations are generally set forth in the “Item 1. Business,” “Item 1A. Risk Factors,” “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and other sections in Synutra’s Form 10-K filed with the Securities and Exchange Commission on June 15, 2009. The forward-looking statements are made as of the date of this press release. Synutra International, Inc. undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which the statements are made or to reflect the occurrence of unanticipated events.

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